EXHIBIT 4.A.2

TENNESSEE GAS PIPELINE COMPANY
AND
THE CHASE MANHATTAN BANK,
AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE
DATED AS OF MARCH 13, 1997
TO
INDENTURE
DATED AS OF MARCH 4, 1997

PROVIDING FOR THE ISSUANCE OF
7% DEBENTURES DUE 2027

     SECOND SUPPLEMENTAL INDENTURE dated as of March 13, 1997, between TENNESSEE GAS PIPELINE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (hereinafter called the “Trustee”).
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of March 4, 1997 (hereinafter called the “Original Indenture”), to provide for the issue of an unlimited amount of debentures, notes and/or other debt obligations of the Company (hereinafter referred to as the “Securities”), the terms of which are to be determined as set forth in Section 301 of the Original Indenture; and
     WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of setting forth the terms of Securities of any series; and
     WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $300,000,000 to be designated the “7% Debentures Due 2027” (the “Debentures”), and all action on the part of the Company necessary to authorize the issuance of the Debentures under the Original Indenture and this Second Supplemental Indenture has been duly taken; and
     WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in the Original Indenture provided, the valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and of the acceptance of this trust by the Trustee, and of the sum of one dollar to the Company duly paid by the Trustee at the execution and delivery of these presents, and of other valuable consideration the receipt and sufficiency whereof are hereby acknowledged and in order to authorize the authentication and delivery of and to set forth the terms of the Debentures,

2

     IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, for the benefit of holders of the Debentures issued under the Indenture, as follows:
ARTICLE 1.
TERMS AND ISSUANCE OF 7% DEBENTURES DUE 2027
     SECTION 1.01 Issue of Debentures. A series of Securities which shall be designated the “7% Debentures Due 2027” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this Second Supplemental Indenture (including the form of Debentures referred to in SECTION 1.02 hereof). The aggregate principal amount of Debentures which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $300,000,000. The entire amount of Debentures may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 303 of the Indenture.
     SECTION 1.02. Forms of Debentures and Authentication Certificate. The Debentures initially shall be issuable in the form of one or more Global Securities. The forms of the Debentures and the Trustee’s certificate of authentication shall be substantially as set forth on Exhibit A hereto.
ARTICLE 2.
MISCELLANEOUS
     SECTION 2.01. Execution as Supplemental Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.
     SECTION 2.02. Responsibility for Recitals, Etc. The recitals herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no

3

responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of the Debentures or of the proceeds thereof.
     SECTION 2.03. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.
     SECTION 2.04. New York Contract. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 2.05. Execution and Counterparts. This Second Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
     SECTION 2.06. Capitalized Terms. Capitalized terms not otherwise defined in this Second Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.

4

     IN WITNESS WHEREOF, said TENNESSEE GAS PIPELINE COMPANY has caused this Second Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said THE CHASE MANHATTAN BANK has caused this Second Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents as of March 13, 1997.

TENNESSEE GAS PIPELINE COMPANY

By	/s/ H. BRENT AUSTIN

H. Brent Austin
Senior Vice President

THE CHASE MANHATTAN BANK

By	/s/ RONALD J. HALLERAN

Ronald J. Halleran
Second Vice President

EXHIBIT A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TENNESSEE GAS PIPELINE COMPANY
7% DEBENTURE DUE 2027

NO.	U.S.$

CUSIP NO. 880451 AS8
     TENNESSEE GAS PIPELINE COMPANY, a corporation duly incorporated and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value
received, hereby promises to pay to                                        , or registered assigns, the principal sum of                                          United States Dollars on March 15, 2027, and to pay interest thereon from March 13, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing September 15, 1997, at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York, designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

TENNESSEE GAS PIPELINE COMPANY

By:

H. Brent Austin
Senior Vice President
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
AS TRUSTEE

By:

Authorized Officer

TENNESSEE GAS PIPELINE COMPANY
7% DEBENTURE DUE 2027
     This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of March 4, 1997 (the “Indenture”), between the Company and The Chase Manhattan Bank, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$300,000,000.
     The Holder of this Security may elect to have this Security (or any portion hereof that is an integral multiple of $1,000) repaid on March 15, 2007 (or, if such day is not a Business Day, the next succeeding Business Day), at a repayment price equal to the principal amount of this Security (or such portion hereof), together with accrued and unpaid interest thereon to the date of repayment. In order for the Holder of this Security to make this election, the Company must receive at its office or agency in New York, New York, during the period beginning on January 15, 2007 and ending at 5:00 p.m. (New York City time) on February 15, 2007 (or, if such day is not a Business Day, the next succeeding Business Day) this Security with the form entitled “Option to Elect Repayment on March 15, 2007” below duly completed. Any such election received during the period beginning on January 15, 2007 and ending at 5:00 p.m. (New York City time) on February 15, 2007 shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Security for repayment will be determined by the Company whose determination shall be final and binding. Failure of the Company to repay this Security (or such portion hereof) when required shall constitute an

Event of Default with respect to the 7% Debentures Due 2027 only and not with respect to any other series of Securities. If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, in connection with any election by Holders to have the Securities repaid on March 15, 2007 (or, if such day is not a Business Day, the next succeeding Business Day).
     The Securities of this series are redeemable, upon not less than 30 nor more than 60 days’ notice by mail, as a whole or in part, at the option of the Company at any time and from time to time after March 15, 2007 at a redemption price equal to greater of (i) 100% of the principal amount of such Securities and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, together, in each case, with accrued and unpaid interest to such Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus .15%.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S.

     Government Securities”, or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
     “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
     “Reference Treasury Dealer” means each of Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Citicorp Securities, Inc. and their respective successors; provided, however, that if any of the foregoing shall not be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of all affected series then Outstanding (voting as a single class) to waive past defaults under the Indenture with respect to such Securities and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of all affected series at the time Outstanding (treated as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.
     This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.
     The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

     The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.
     The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.

     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT ON MARCH 15, 2007
     The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

Tax I.D. No.

(Please Print or Typewrite Name, Address and Tax Identification Number of the Undersigned)
     For this Security to be repaid the Company must receive at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York or at such additional place or places of which the Company shall from time to time notify the holder of the within Security during the period from and including January 15, 2007 to and including February 15, 2007 or, if February 15, 2007 is not a Business Day, the next succeeding Business Day, this Security with this “Option to Elect Repayment” on March 15, 2007 form duly completed.
     If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) which the Holder elects to have repaid: $.............; and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess of $1,000) of the Security or Securities to be issued to the Holder for the amount of the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid: $.............).

Dated:

NOTICE: The signature on this Option to Elect
Repayment on March 15, 2007 must correspond
with the name as written upon the face of
this instrument in every particular without
alteration or enlargement or any other change
whatsoever.